EXHIBIT 99.1

PNM Resources Meets Earnings Expectations for 2005
TNP Enterprises acquisition enhances earnings; Outages at Palo Verde limit performance

2005 YEAR-END HIGHLIGHTS
•	2005 GAAP (generally accepted accounting principles) net earnings of $67.4 million, or $1.00 per diluted share.
•	Ongoing earnings per diluted share (excluding non-recurring charges) increase 9.8 percent to $1.57, up from $1.43 in 2004.
•	TNP Enterprises acquisition boosts revenues to $2.1 billion and enhances earnings.
•	Best back-to-back yearly performance for PNM San Juan Generating Station.
•	Natural gas prices escalate purchased power prices.
•	Palo Verde Nuclear Generating Station performance reduces sales and earnings.

4th QUARTER HIGHLIGHTS
•	GAAP reported earnings of $0.10 per diluted share for the final quarter of 2005.
•	Ongoing earnings of $0.42 per diluted share, up 40 percent.
•	PNM electric load growth continued steady pace.
•	Warmer weather hurts gas operations performance.

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited 2005 consolidated ongoing earnings per diluted share increased 9.8 percent to $1.57, from $1.43 in 2004. Ongoing earnings exclude acquisition-related and other non-recurring charges. The company also reported unaudited 2005 consolidated GAAP earnings per diluted share of $1.00, compared with $1.43 in 2004.

“While disappointing plant performance at Palo Verde limited us for the year, we saw significant contributions from Texas-New Mexico Power and First Choice Power,” said Jeff Sterba, PNM Resources chairman, president and CEO. “Overall, we had a solid year operationally and we continued to have strong ongoing earnings per share growth year-over-year.”

“Our San Juan plant, for example, experienced its best back-to-back yearly performance in its history, while our earnings per share compound annual growth rate is 9.1 percent since 2002.”

RECONCILIATION OF GAAP-REPORTED EARNINGS TO ONGOING EARNINGS PER SHARE

Year-to-Date

	Year-to-Date December 31,
	2005		2004
	Earnings	Diluted	Earnings	Diluted
	(in 000s)	EPS	(in 000s)	EPS
Net Earnings Available to Common	$67,408	$1.00	$87,686	$1.43

Adjustments for Acquisition and Other Non-
Recurring Charges (net of income tax effects):
Acquisition Integration Costs	10,054	0.15
Turbine Write-down	9,036	0.14
Private Equity Units	7,315	0.11
Refinancing	5,106	0.10
Software Write-off	2,690	0.04
Regulatory Liability	1,399	0.02
Cumulative Effect of Change in Accounting Principle	926	0.01
Total Adjustments	36,526	0.57

Net Ongoing Earnings Available to Common	$103,934	$ 1.57	$87,686	$1.43

Avg. Diluted Shares - GAAP Earnings		67,080		61,340
Avg. Diluted Shares - Ongoing Earnings (a)		66,341		61,340

4TH Quarter

	Quarter Ended December 31,
	2005		2004
	Earnings	Diluted	Earnings	Diluted
	(in 000s)	EPS	(in 000s)	EPS
Net Earnings Available to Common	$6,875	$0.10	$18,642	$0.30

Adjustments for Acquisition and Other Non-
Recurring Charges (net of income tax effects):
Acquisition Integration Costs	4,651	0.07
Turbine Write-down	9,036	0.13
Private Equity Units	7,315	0.11
Cumulative Effect of Change in Accounting Principle	926	0.01
Refinancing	122	0.00
Total Adjustments	22,050	0.32

Net Ongoing Earnings Available to Common	$28,925	$ 0.42	$18,642	$ 0.30

Avg. Diluted Shares - GAAP Earnings		69,374		61,455
Avg. Diluted Shares - Ongoing Earnings (a)		69,374		61,455

(a) Diluted shares used to calculate on-going earnings per share assume that 3,910,000 shares of PNM Resources common stock issued in March 2005 for TNP acquisition financing instead were issued June 6, 2005, the closing date of the TNP acquisition.

2005 FULL-YEAR PERFORMANCE SUMMARY

Ongoing earnings per diluted share for 2005 were $1.57, up from $1.43 for 2004. GAAP net earnings for 2005 were reduced to $1.00 per diluted share from $1.43 per diluted share in 2004. In addition to the items highlighted below, the company incurred acquisition-related and other non-recurring charges of $0.57 per diluted share. Consolidated gross margin (operating revenues less cost of energy) for 2005 increased $143.4 million, or 21.7 percent, to $802.9 million, compared to $659.5 million in 2004.

The growth in ongoing earnings was influenced by the additions of TNMP and First Choice Power and continued load growth in PNM’s regulated utility operations.

The increase in ongoing earnings was offset in part by unscheduled and extended outages at Palo Verde and increased purchased power costs, caused by increased load and higher gas prices.

Ongoing earnings per diluted share were impacted by $0.30 as a result of increased finance charges that included interest expense from the issuance of equity units and the dilution effect of newly issued common stock shares related to the purchase of TNP Enterprises, as well as increased interest expense from higher commercial paper borrowings. Increased depreciation expense from utility plant additions also decreased ongoing earnings.

FOURTH QUARTER PERFORMANCE SUMMARY

Ongoing earnings for the final three months of 2005 grew 40 percent to $0.42 per diluted share, up from $0.30 per diluted share over the same period in 2004. GAAP earnings fell to $0.10 per diluted share for the fourth quarter of 2005, compared to $0.30 per diluted share for the same period in 2004. The reduction in GAAP earnings was driven by acquisition-related and other non-recurring charges of $0.32 per diluted share.

The San Juan plant reached an equivalent availability factor of 92.0 percent for the quarter. However, San Juan’s performance was more than offset by disappointing performance at Palo Verde, where the extension of the Unit 1 planned refueling outage and forced outages for Units 2 and 3 resulted in approximately 1,100 more outage hours, compared with the same period in 2004. The three units at Palo Verde combined for an equivalent availability factor of 59.8 percent during the quarter, resulting in additional wholesale purchases and reduced sales for the third straight quarter.

First Choice Power experienced a solid quarter, contributing $29.6 million in gross margin. The price-to-beat fuel factor adjustment, effective in late October 2005, gas hedges and successful participation in the annual capacity auction contributed to increased sales margins.

SEGMENT REPORTING

In conjunction with the TNP Enterprises acquisition, management changed its business segment reporting. As it currently operates, PNM Resources’ principal business segments include regulated and non-regulated operations. Segment highlights follow:

Regulated Operations

PNM - a natural gas and vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

Electric:

•	PNM electric operations reported 2005 operating revenues of $574.0 million, a 2.8 percent increase over 2004. Gross margin decreased 3.5 percent to $400.2 million.

•
A 2.5 percent increase in load growth in 2005, driven by 5.1 percent residential load growth, resulted in a $14.0 million increase in revenues. The 2.5 percent electric rate decrease that went into effect in September - the last phase of the rate path established in 2002 - reduced revenues by $3.8 million. Decreased plant availability, combined with increased fuel and purchased power costs, due to an increasing load and higher gas prices, reduced margin by $24.5 million.

•
For the quarter, operating revenues increased 1.2 percent to $138.1 million, compared to the same period in 2004. Increases due to load growth and warmer weather were partially offset by the impact of the September rate reduction. San Juan performance partially offset the $3.6 million cost of outages at Palo Verde, but increased, higher-priced purchased power required to serve the growing load contributed to a decrease in gross margin.

Gas:

•
PNM gas operations reported 2005 operating revenues of $511.4 million, a 4.2 percent increase over 2004. Gross margin for the same period was relatively flat compared with 2004, ending at $147.2 million.

•
Increased revenue due to the 7.5 percent residential gas delivery rate increase implemented in 2004 and a 2.2 percent increase in customer growth for the year partially offset the effects a 4.7 percent decrease in heating degree days and customer conservation.

•	For the quarter, gross margin decreased 9.1 percent to $42.1 million, compared to the same period in 2004, again, largely due to warmer weather and customer conservation.

TNMP Electric - a vertically integrated electric utility in New Mexico and a transmission-distribution company in Texas.

•	TNMP Electric reported operating revenues of $154.3 million and gross margin of $96.3 million in the period reported after the acquisition of TNP Enterprises on June 6, 2005.

•	For the full year, operating revenues were $267.2 million, a decrease of less than 1 percent, compared with 2004. Gross margin decreased 1.8 percent to $165.3 million for the year.

•
A $10.5 million decrease in revenues as a result of the May 2005 Texas rate reduction and synergy savings passed to customers were almost completely offset by a 1.7 percent increase in customer growth and the positive impacts of warmer weather during the summer and fall.

•
For the fourth quarter, TNMP added $63.7 million of operating revenues and $38.1 million of gross margin. Compared with the same pre-acquisition period of 2004, the effects of the May rate decrease and synergy savings passed to customers drove a decrease in operating revenues of 6.7 percent and gross margin of 5.8 percent.

Unregulated Operations

PNM Wholesale - a business segment of PNM consisting of the generation and sale of electricity into the wholesale markets.

•	PNM Wholesale reported 2005 operating revenues of $628.0 million, an increase of 6.8 percent compared with 2004. Gross margin decreased $10.9 million to $85.5 million in 2005, compared with 2004.

•	Total cost of energy increased 10.3 percent to $542.5 million in 2005, from $491.8 million in 2004.

•	Palo Verde outages resulted in an estimated $6.9 million decrease to gross margin for the year. Plant outages resulted in higher purchase costs and reduced short-term and forward sales.

•
For the quarter, gross margin remained relatively flat compared to the same period in 2004. Increased sales volumes and market prices were offset by higher costs to serve these sales, driven mainly by Palo Verde outages and increased purchase power costs.

First Choice Power - a competitive retail electric provider in Texas.

•	During the seven months of the year following the acquisition of TNP Enterprises, First Choice Power reported operating revenues of $316.3 million and gross margin of $73.3 million.

•	For the full year, First Choice Power reported a 3.4 percent increase in gross margin to $98.5 million.

•
Participation in the annual capacity auction in October resulted in a $4.2 million gain. Natural gas hedges and a fuel factor adjustment on price-to-beat rates partially offset increased purchased power costs that resulted from hurricane-related spikes in gas prices.

•
For the quarter, First Choice Power reported operating revenues of $117.8 million, a 2.0 percent increase compared with the same pre-acquisition period in 2004. The $29.6 million of gross margin earned during the fourth quarter more than doubled from the $12.2 million earned during the same pre-acquisition period in 2004, driven mainly by natural gas hedging, lower transmission costs and gains from capacity auction participation.

2006 EARNINGS GUIDANCE

PNM Resources today also provided earnings guidance for 2006. The company estimates ongoing earnings, excluding acquisition-related and other non-recurring charges, will range between $1.65 and $1.90.

Earnings variability within the expected range will be affected by a number of factors, including:

•	Power plant performance.
•	First Choice Power natural gas hedging, future price-to-beat customer rate changes, customer attrition and competitive customer growth.
•	Electric load growth and gas customer growth.
•	Natural gas prices and wholesale electricity prices.
•	Twin Oaks earnings accretion.

This earnings guidance includes the effects of warmer weather during January 2006 and the potential effects of the proposed acquisition of Twin Oaks and Palo Verde performance levels.

CAPITAL FORECAST

PNM Resources estimates capital spending for the period 2006 through 2010 will be $1.54 billion, with capital spending for 2006 of $407 million. The capital plan includes expenditures necessary for utility and generation additions to serve customer and load growth in PNM's and TNMP’s service territories, emission-reduction projects at San Juan and the Four Corners Plant and replacement of a steam generator at Palo Verde.

2005 EARNINGS and 2006 EARNINGS GUIDANCE CALL - NOTE TIME CHANGE

The company has scheduled a teleconference for 12:15 p.m. Eastern on Tuesday, Jan. 31, 2006, to discuss 2005 earnings, 2006 earnings guidance and other issues of interest to shareholders and investors.

Participants should call 800-435-1398 and enter code 45323965 after noon Eastern on the day of the call, which also will be broadcast live over the Internet at PNMResources.com.
PNM Resources will post the presentation on its site for participants to use during the call.

The call will be archived and available until Feb. 7. The archived call can be accessed by calling 888-286-8010 and entering code 67084872. A copy of the transcript will be posted on PNM Resources’ Web site as soon as possible after the call.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with consolidated operating revenues of $2.1 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to more than 744,000 homes and businesses in New Mexico and Texas and natural gas to more than 478,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an energy research and development company. PNM Resources and its subsidiaries also sell power on the wholesale market throughout the West and Southwest. For more information, visit PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include the availability of cash from TNP Enterprises, Inc. and its subsidiaries, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, interest rates, weather (including impacts on the Company of the hurricanes in the Gulf Coast region), water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the market for electrical generating equipment, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$460,429	$249,263	$1,564,077	$1,113,046
Gas	185,049	160,631	510,801	490,921
Other	1,048	268	1,932	825
Total operating revenues	646,526	410,162	2,076,810	1,604,792

Operating Expenses:
Cost of energy sold	425,315	241,447	1,273,847	945,309
Administrative and general	65,026	47,609	218,483	168,095
Energy production costs	53,216	38,176	165,580	146,153
Depreciation and amortization	41,863	27,851	138,722	102,221
Transmission and distribution costs	20,173	15,050	70,465	59,447
Taxes, other than income taxes	15,968	8,683	52,594	34,607
Income taxes	(5,207)	6,461	19,569	36,062
Total operating expenses	616,354	385,277	1,939,260	1,491,894
Operating income	30,172	24,885	137,550	112,898

Other Income and Deductions:
Interest income	11,147	9,972	42,829	38,007
Other income	5,862	5,137	17,639	10,063
Carrying charges on regulatory assets	1,941	-	4,376	-
Other deductions	(6,537)	(3,928)	(24,104)	(8,150)
Other income taxes	(3,664)	(4,081)	(13,411)	(13,185)
Net other income and deductions	8,749	7,100	27,329	26,735

Interest Charges:
Interest on long-term debt, net	23,110	11,601	75,736	46,702
Other interest charges	7,878	1,610	17,941	4,673
Net Interest Charges	30,988	13,211	93,677	51,375

Preferred Stock Dividend Requirements	132	132	2,868	572

Net Earnings Before Cumulative Effect
of Change in Accounting Principle	7,801	18,642	68,334	87,686

Cumulative Effect of Change in Accounting
Principle Net of Tax of $592	(926)	-	(926)	-

Net Earnings	$6,875	$18,642	$67,408	$87,686

Net Earnings per Common Share:

Basic	$0.10	$0.31	$1.02	$1.45

Diluted	$0.10	$0.30	$1.00	$1.43

Dividends Declared per Common Share	$0.200	$0.160	$0.785	$0.665

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS
The following table shows PNM Electric revenues by customer class and average customers:

PNM Electric Revenues

	Year Ended
	December 31,
	2005	2004	Variance
	(In thousands, except customers)
Residential	$216,890	$206,950	$9,940
Commercial	254,480	251,092	3,388
Industrial	61,146	61,905	(759)
Transmission	21,509	18,327	3,182
Other	19,951	20,138	(187)
Total	$573,976	$558,412	$15,564

Average customers	417,986	406,968	11,018

Company management has combined two segments previously reported separately, Transmission and Electric, to form one reportable segment, PNM Electric. The prior year amounts have been reclassified to reflect this change for comparison purposes. The average customers amounts reflect traditional electric customers only and do not include transmission customers.

The following table shows PNM Electric sales by customer class:

PNM Electric Sales

	Year Ended
	December 31,
	2005	2004	Variance
	(Megawatt hours)
Residential	2,652,475	2,509,449	143,026
Commercial	3,526,133	3,450,503	75,630
Industrial	1,277,156	1,283,769	(6,613)
Other	256,202	253,393	2,809
Total	7,711,966	7,497,114	214,852

The megawatt hours shown above reflect traditional electric revenues only; transmission does not have associated megawatt hours in a comparable fashion.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric revenues by customer class and average customers:

TNMP Electric Revenues

	Year Ended December 31,
	Post-	Pre-
	Acquisition	Acquisition
	June 6 -	January 1 -	Total
	December 31 (1)	June 6 (1)	2005	2004	Variance
	(In thousands, except customers)
Residential	$ 57,732	$ 34,835	$ 92,567	$ 92,006	$ 561
General Services	18,864	12,983	31,847	30,166	1,681
Primary/Economy/Transmission	25,815	23,479	49,294	51,598	(2,304)
Secondary	29,925	23,845	53,770	56,340	(2,570)
Municipal/Lighting	5,311	4,275	9,586	10,199	(613)
Other	16,703	13,403	30,106	29,356	750
Total	$154,350	$112,820	$267,170	$269,665	$(2,495)

Average customers (2)			258,077	253,865	4,212

The following table shows TNMP Electric sales by customer class:

TNMP Electric Sales

	Year Ended December 31,
	Post-	Pre-
	Acquisition	Acquisition
	June 6 -	January 1 -	Total
	December 31 (1)	June 6 (1)	2005	2004	Variance
	(Megawatt hours)
Residential	1,859,020	944,529	2,803,549	2,665,761	137,788
General Services	144,203	98,138	242,341	235,415	6,926
Primary/Economy/Transmission	1,311,208	1,018,791	2,329,999	2,174,007	155,992
Secondary	1,174,587	750,577	1,925,164	1,902,692	22,472
Municipal/Lighting	86,307	64,109	150,416	148,383	2,033
Total (2)	4,575,325	2,876,144	7,451,469	7,126,258	325,211

(1)
The acquisition was effective as of 8:00 AM Central Daylight Time on June 6, 2005. As a result of the 8:00 AM Central Daylight Time closing, sales data is presented for pre-acquisition activity, from January 1 through June 6, 2005, and post-acquisition from June 6 through December 31, 2005.

(2)
Under the Texas Electric Choice Act, customers of TNMP in Texas have the ability to choose First Choice or any other Retail Electric Provider (“REP”) to provide energy; however, TNMP delivers energy to customers within TNMP's service area regardless of the REP chosen. Therefore TNMP earns revenue for that delivery and First Choice earns

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

revenue on the usage of that energy by its customers. The average customers reported above include approximately 156,617 and 167,600 customers of TNMP at December 31, 2005 and 2004, respectively, who have chosen First Choice as their REP. The megawatt hours reported include 2,608,654 and 2,959,618 megawatt hours used by customers of TNMP during the years ended December 31, 2005 and 2004, respectively, who have chosen First Choice as their REP. These customers and megawatt hours are also included below in the First Choice segment. For PNMR consolidated reporting purposes, these are included only once in the consolidated amounts.

The following table shows PNM Gas revenues by customer and average customers:

PNM Gas Revenues

	Year Ended
	December 31,
	2005	2004	Variance
	(In thousands, except customers)
Residential	$311,043	$292,163	$18,880
Commercial	98,929	92,128	6,801
Industrial	3,375	2,889	486
Transportation*	13,813	15,274	(1,461)
Other	84,282	88,467	(4,185)
Total	$511,442	$490,921	$20,521

Average customers	471,321	461,399	9,922

*Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

PNM Gas Throughput

	Year Ended
	December 31,
	2005	2004	Variance
	(Thousands of decatherms)
Residential	28,119	30,618	(2,499)
Commercial	10,554	11,639	(1,085)
Industrial	369	413	(44)
Transportation*	37,013	43,208	(6,195)
Other	9,780	13,871	(4,091)
Total	85,835	99,749	(13,914)

*Customer-owned gas.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Wholesale revenues by customer class:

PNM Wholesale Revenues

	Year Ended
	December 31,
	2005	2004	Variance
	(In thousands)
Long-term contracts*	$154,692	$158,085	$(3,393)
Short-term sales *	473,336	430,158	43,178
Total	$628,028	$588,243	$39,785

*Includes mark-to-market gains/(losses).

The following table shows PNM Wholesale sales by customer class:

PNM Wholesale Sales

	Year Ended
	December 31,
	2005	2004	Variance
	(Megawatt hours)
Long-term contracts	2,516,907	2,943,372	(426,465)
Short-term sales	8,069,751	9,057,172	(987,421)
Total	10,586,658	12,000,544	(1,413,886)

Note: For comparative purposes, wholesale revenues for the year ended December 31, 2005 and 2004 have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce the year ended short-term sales revenues by $30.9 million and $33.6 million, respectively.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice revenues by customer class and average customers:

First Choice Revenues

	Year Ended December 31,
	Post-Acquisition	Pre-Acquisition
	June 6 -	January 1 -	Total
	December 31 (1)	June 6 (1)	2005	2004	Variance
	(In thousands, except customers)
Residential	$198,218	$ 98,161	$296,379	$263,984	$ 32,395
Mass-Market	53,111	31,048	84,159	100,103	(15,944)
Mid-Market	46,584	39,800	86,384	160,605	(74,221)
Other	18,417	7,402	25,819	19,989	5,830
Total	$316,330	$176,411	$492,741	$544,681	$(51,940)

Average customers (2)			215,004	225,929	(10,925)

            The following table shows First Choice sales by customer class:

First Choice Sales

	Year Ended December 31,
	Post-	Pre-
	Acquisition	Acquisition
	June 6 -	January 1 -	Total
	December 31 (1)	June 6 (1)	2005	2004	Variance
	(Megawatt hours)
Residential	1,591,005	847,503	2,438,508	2,429,006	9,502
Mass-Market	400,839	231,072	631,911	875,934	(244,023)
Mid-Market	478,531	462,490	941,021	2,373,912	(1,432,891)
Other	29,780	24,418	54,198	65,445	(11,247)
Total (2)	2,500,155	1,565,483	4,065,638	5,744,297	(1,678,659)

(1)
The acquisition was effective as of 8:00 AM Central Daylight Time on June 6, 2005. As a result of the 8:00 AM Central Daylight Time closing, sales data is presented for pre-acquisition activity, from January 1 through June 6, 2005, and post-acquisition from June 6 through December 31, 2005.

(2)	See note above in the TNMP Electric segment discussion.